Exhibit 10.65

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Escrow Agreement") is made as of July 23, 2003, by and among SmarTire Systems, Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"), Talisman Management Limited, A British Virgin Islands corporation (the "Purchaser") and Feldman Weinstein, LLP with offices at 420 Lexington Avenue, Suite 2620, New York, New York 10170 (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Common Stock Purchase Agreement referred to in the first recital.

WHEREAS, the Purchaser will from time to time as requested by the Company, purchase shares of the Company's Common Stock from the Company as set forth in that certain Common Stock Purchase Agreement (the "Purchase Agreement") dated the date hereof between the Purchaser and the Company, which shares shall be issued pursuant to the terms and conditions contained herein and in the Purchase Agreement; and

WHEREAS, the Company and the Purchaser have requested that the Escrow Agent hold in escrow and then distribute the initial documents and certain funds which are conditions precedent to the effectiveness of the Purchase Agreement, and have further requested that upon each exercise of a Draw Down, the Escrow Agent hold the relevant documents and the applicable Investment Amount pending receipt by the Purchaser of the securities issuable upon such Draw Down;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW FOR THE INITIAL CLOSING

1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds and documents which are referenced in the Purchase Agreement.

1.2. At the Initial Closing, the Company shall deliver to the Escrow Agent:

(i) the original executed Registration Rights Agreement in the form of Exhibit A to the Purchase Agreement;

(ii) the original executed opinion of Clark, Wilson, in the form of Exhibit C to the Purchase Agreement;

(iii) the original executed Company counterpart of this Escrow Agreement;

(iv) the original executed Company counterpart of the Purchase Agreement;

(v) a warrant, issued to HPC Capital Management, to purchase up to 250,000 shares of Common Stock at an exercise price equal to $0.10, which warrant shall otherwise be identical to the Warrant ("HPC Warrant"); and

(vi) the original executed Warrant.

1.3. Upon notice from the Company and the Purchaser that each is satisfied that the conditions to closing in the Purchase Agreement have been met, the Escrow Agent shall arrange to have the Purchase Agreement, this Escrow Agreement, the Registration Rights Agreement, the Warrant, the HPC Warrant and the opinion of counsel delivered to the appropriate parties.

1.4. Wire transfers to the Escrow Agent (not address for notice or delivery of documents) shall be made as follows:

STERLING NATIONAL BANK
622 3RD AVENUE
NEW YORK, NY 10017
Account Name: Feldman Weinstein LLP
ABA ROUTING NO: 026007773
ACCT NO: 0814180101
Remark: SMTR/[FUND NAME]

ARTICLE II

TERMS OF THE ESCROW FOR EACH DRAW DOWN

2.1. If the Purchaser elects to use the Escrow Agent in connection with a Draw Down as provided in the Purchase Agreement, the Purchaser shall send a copy by facsimile, to the Escrow Agent, of the Draw Down Notice delivered by the Company to the Purchaser as provided in the Purchase Agreement.

2.2. If the Purchaser elects to use the Escrow Agent in connection with the purchase of Draw Down Shares as provided in the Purchase Agreement, the Purchaser shall send the applicable Investment Amount of the Draw Down Shares to the Escrow Agent. Upon receipt of such funds, the Escrow Agent shall advise the Company that it has received the funds for such Draw Down Shares. The Company shall promptly, but no later than four (4) Trading Days after receipt of such funding notice from the Escrow Agent:

(i) cause its transfer agent to issue and deliver the Draw Down Shares to the Purchaser to the address specified by the Purchaser from time to time;

(ii) deliver the original executed attorney's opinion in the form of Exhibit C to the Purchase Agreement to the Purchaser; and

(iii) deliver a Form 424(b) supplemental prospectus to the Purchaser.

2.3. Upon receipt of written confirmation from the Purchaser that such Draw Down Shares have been so received and the opinion and the supplemental prospectus have been so delivered, the Escrow Agent shall, within two (2) Trading Days, wire 95% of the Investment Amount of such Draw Down Shares per the written instructions of the Company net of $1,500 for to the Escrow Agent as an escrow fee and the remaining 5% of the Investment Amount per the written instructions of HPC Capital Management; provided, as to the first Settlement Date only, $12,500 shall be netted out of the Company's proceeds and paid to the Purchaser for its legal and administrative costs and expenses relating to this transaction.

2.4. In the event that such Draw Down Shares, the opinion and supplemental prospectus are not delivered to the Purchaser within five (5) Trading Days of the date of the Escrow Agent's notice, then Purchaser shall have the right to demand, by notice, the return of the Investment Amount, and such Draw Down Notice shall be deemed cancelled.

ARTICLE III

MISCELLANEOUS

3.1. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

3.2. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by fax, overnight courier, registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon receipt thereof, as set forth in the Purchase Agreement.

3.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

3.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by their respective agents duly authorized in writing or as otherwise expressly permitted herein.

3.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

3.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Except as expressly set forth herein, any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall be brought as set forth in the Purchase Agreement.

3.7. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Purchaser and the Escrow Agent.

3.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, excepting only its own gross negligence, bad faith or willful misconduct.

3.9. The Escrow Agent may rely on any written notice, instruction, instrument, statement, certificate, request or other document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person.

3.10. The Escrow Agent shall be entitled to employ such legal counsel, and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Purchaser, and may continue to act as legal counsel for the Purchaser, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent in such capacity as legal counsel for the Purchaser and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Purchaser and the Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

3.11. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Purchaser. In the event of any such resignation, the Purchaser and the Company shall appoint a successor Escrow Agent.

3.12. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

3.13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion, upon receipt of notice of such dispute or claim (i) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment of a board of arbitration or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, or (ii) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

3.14. The Company and the Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses (including reasonable attorneys' fees) in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Escrow Agent.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of this 23rd day of July, 2003.

SMARTIRE SYSTEMS, INC.

By: /s/ Robert Rudman
Name: Robert Rudman
Title: President and CEO

TALISMAN MANAGEMENT LIMITED

By: /s/ Gordon J. Mundy
Name: Gordon J. Mundy
Title: President

ESCROW AGENT:

FELDMAN WEINSTEIN, LLP

By: /s/ Robert Charron
Name: Robert Charron
Title: Authorized Signatory